SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2001

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: Web site: http://www.avistacorp.com	509-489-0500

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
Item 5. Other Information
Item 7. Exhibits
SIGNATURES
Exhibit 99(a)
Exhibit 99(b)
Exhibit 99(c)

Item 2. Acquisition or Disposition of Assets

On October 24, 2001, Avista Corporation (Avista Corp. or the Company) announced the signing of a letter of intent to sell 50 percent of the Coyote Springs 2 power plant project to Mirant Corp. The Company’s press release disclosing this event as well as other information is filed as Exhibit 99(a) hereto. The sale is expected to close by the end of 2001. The Company and Mirant Corp. will share equally in the costs of construction and operation of the plant. As of September 30, 2001, Avista Corp. had $139.4 million invested in the Coyote Springs 2 power plant project. The Coyote Springs 2 power plant is a 280 MW combined cycle natural gas turbine power plant located near Boardman, Oregon. It is expected that the plant will begin commercial operation in mid-2002 and will have a total cost between $180 million and $190 million.

On October 24, 2001, the Company also announced that it continues to pursue the divestiture of its interest in Avista Communications, its telecommunications subsidiary. The Company announced that it expects to recognize an after-tax expense of approximately $35 million in the third quarter of 2001 for the planned divestiture, which is expected to be completed by the end of 2001. The Company’s press release disclosing this event as well as other information is filed as Exhibit 99(a) hereto.

On October 26, 2001, the Company announced that minority shareholders of Avista Communications will acquire ownership of Avista Communications’ operations in Montana and Cody, Wyoming as well as dial-up internet access customers in Spokane, Washington and Coeur d’Alene, Idaho. The Company’s press release disclosing this event is filed as Exhibit 99(b) hereto.

Item 5. Other Information

On October 31, 2001, the Company announced third quarter 2001 earnings in a press release filed as Exhibit 99(c) hereto. The Company reported third quarter 2001 consolidated revenues of $1.40 billion and a net loss for the quarter of $32.9 million, or $0.69 per diluted share. The loss was due to a $38.4 million after-tax loss, or $0.81 per diluted share, related to the planned divestiture of the Avista Communications business unit.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company’s Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Exhibits

99(a)      Press Release dated October 24, 2001.
99(b)      Press Release dated October 26, 2001.
99(c)      Press Release dated October 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: October 31, 2001	/s/ Jon E. Eliassen ——————————————— Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)